UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2023

CYCLO THERAPEUTICS, INC.
(Exact name of registrant as specified in charter)

Nevada	000-25466	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32653
(Address of Principal Executive Offices)	(zip code)

386-418-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CYTH	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CYTHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2023, Cyclo Therapeutics, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Rafael Holdings, Inc. (“Rafael”), under which, at a closing that is subject to certain closing conditions, the Company will sell to Rafael 4,000,000 shares of Common Stock (the “Shares”) and a Warrant to purchase an additional 4,000,000 shares of Common Stock (the “Warrant”), for an aggregate purchase price of $5,000,000. The Warrant will have an exercise price of $1.25 per share and a term of seven years from the date of issuance. The closing of the sale of the Shares and Warrant under the Purchase Agreement is subject to the approval of the Company’s stockholders to such sale in accordance with Nasdaq Listing Rules 5635(b) and 5635(d), as well as other customary conditions to closing.

Pursuant to the Purchase Agreement, the Company has agreed to appoint an additional designee of Rafael to the Company’s Board of Directors following the closing, and to cause such designee to be nominated to serve as a director of the Company in connection with the solicitation of proxies for the next Annual Meeting of Stockholders of the Company following the closing. The Purchase Agreement also amended the Registration Rights Agreement entered into with Rafael in May 2023, to provide Rafael with registration rights with respect to the Shares and the shares of Common Stock underlying the Warrant.

In addition, pursuant to the Purchase Agreement, the Company agreed to file a proxy statement with the Securities and Exchange Commission (the “SEC”) as reasonably practicable, but in no event later than five business days following the date of the Purchase Agreement, and to include in the proxy statement the recommendation of the Company’s Board of Directors to vote in favor of the sale of the Shares and Warrant to Rafael under the Purchaser Agreement; and to hold the Annual Meeting of Stockholders as promptly as reasonably practicable following clearance by the SEC of the Proxy Statement. In accordance with the Purchase Agreement, the Company filed a preliminary proxy statement with the SEC on June 2, 2023.

Following the closing of the transactions under the Purchase Agreement, and assuming the exercise of the Warrant and the warrant issued to Rafael by the Company in May 2023, Rafael would beneficially own up to 49% of the Company’s outstanding shares of Common Stock, and would have two of its designees serving on the Company’s Board of Directors.

The sale of securities to be issued under the Purchase Agreement will be issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

The information set forth above is qualified in its entirety by reference to the actual terms of the Purchase Agreement and Warrant, which have been filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit 4.1	Form of Warrant issuable to Rafael Holdings, Inc. under Securities Purchase Agreement dated June 1, 2023

Exhibit 10.1	Securities Purchase Agreement, dated as of June 1, 2023, between Cyclo Therapeutics, Inc. and Rafael Holdings, Inc.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclo Therapeutics, Inc. Date: June 5, 2023 By: /s/ N. Scott Fine N. Scott Fine Chief Executive Officer